UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2007

Bio-Imaging Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11182	11-2872047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Newtown-Yardley Road, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(267) 757-3000

(Registrant’s telephone number, including area code)

            Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2007, Bio-Imaging Technologies, Inc. (the “Company”) acquired 100% of the outstanding securities of Theralys, SA (“Theralys”), a privately held company headquartered in Lyon, France. The aggregate purchase price was 2,731,257 Euros ($3,556,097 as determined by an agreed upon exchange rate), of which 2,375,484 Euros ($3,092,881) was paid in cash and 355,773 Euros ($463,216) was paid in 57,408 shares of the Company’s common stock, $0.00025 par value per share (the “Common Stock”). In addition to the aggregate purchase price, certain stockholders of Theralys received an aggregate of 36,000 shares of Common Stock at an average price of $8.06885 per share.

The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The share purchase agreement by and among the Company and the stockholders of Theralys will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Bio-Imaging Technologies, Inc., dated February 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.

Dated:	February 9, 2007	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer